Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

FORUM ENERGY TECHNOLOGIES, INC.*

(Exact name of obligor as specified in its charter)

Delaware	3533	61-1488595
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 1000

Houston, Texas 77024

(281) 949-2500

(Address of Principal Executive Offices)

6.250% Senior Notes due 2021

*	Includes certain subsidiaries of Forum Energy Technologies, Inc. identified on the following page.

SUBSIDIARY GUARANTORS

Exact name of registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification
Blohm+Voss Oil Tools Holding, Inc.	Delaware	45-5343241
Blohm+Voss Oil Tools, LLC	Delaware	32-0255098
Dynacon, Inc.	Texas	74-2444689
FET Holdings, LLC	Delaware	45-4081088
Forum Energy Services, Inc.	Delaware	90-0778250
Forum Global Tubing LP	Delaware	98-0534974
Forum Global Tubing LLC	Delaware	98-0534972
Merrimac Manufacturing, Inc.	Texas	76-0650978
Syntech Technology, Incorporated	Virginia	54-1342282
Wireline Solutions, L.L.C.	Texas	84-1685228
Forum US, Inc.	Delaware	26-3748750
Forum International Holdings, Inc.	Delaware	03-0585021
TGH (US) Inc.	Delaware	02-0797615
Global Flow Technologies, Inc.	Delaware	56-2520657
Z Explorations, Inc.	Delaware	93-0789523
Z Resources, Inc.	Delaware	93-0450795
Zy-Tech Global Industries, Inc.	Delaware	93-0919913

*	Except for Global Flow Technologies, Inc., Z Explorations, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc., the address for the principal executive office of each registrant is 920 Memorial City Way, Suite 1000, Houston, Texas 77024 and the telephone number for each registrant’s principal executive office is (281) 949-2500. The address for the principal executive office of each of Global Flow Technologies, Inc., Z Explorations, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc. is 12735 Dairy Ashford, Stafford, Texas 77477 and the telephone number for each of these entities is (281) 637-2000.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3. See Exhibit 2

Exhibit 4. Copy of By-laws of the trustee as now in effect.***

Exhibit 5. Not applicable.

Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 22nd of July, 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

Exhibit 6

July 22, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from deposition institutions:
Noninterest-bearing balances and currency and coin		$19,353
Interest-bearing balances		196,143
Securities:
Held-to-maturity securities		17,662
Available-for-sale securities		216,518
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		82
Securities purchased under agreements to resell		19,030
Loans and lease financing receivables:
Loans and leases held for sale		11,067
Loans and leases, net of unearned income	781,182
LESS: Allowance for loan and lease losses	11,761
Loans and leases, net of unearned income and allowance		769,421
Trading Assets		31,189
Premises and fixed assets (including capitalized leases)		7,485
Other real estate owned		4,015
Investments in unconsolidated subsidiaries and associated companies		718
Direct and indirect investments in real estate ventures		4
Intangible assets
Goodwill		21,549
Other intangible assets		21,474
Other assets		52,924

Total assets		$1,388,274

LIABILITIES
Deposits:
In domestic offices		$1,010,888
Noninterest-bearing	274,869
Interest-bearing	736,019
In foreign offices, Edge and Agreement subsidiaries and IBFs		94,353
Noninterest-bearing
Interest-bearing	523
Federal funds purchased and securities under agreements to repurchase:	93,830
Federal funds purchased in domestic offices		10,968
Securities sold under agreements to repurchase		12,270
Trading liabilities		13,351
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		59,788
Subordinated notes and debentures		19,756
Other liabilities		27,614

Total liabilities		$1,248,988

Dollar Amounts In Millions
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	103,054
Retained earnings	32,460
Accumulated other comprehensive income	3,098
Other equity capital components	0

Total bank equity capital	139,131
Noncontrolling (minority) interests in consolidated subsidiaries	155

Total bank equity capital	139,286

Total liabilities, and equity capital	$1,388,274

The accompanying notes are in integral part of these condensed consolidated financial statement.

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Avid Modijtabai	Directors
Michael Loughlin
John Stumpf

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